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                                                                 EXHIBIT 4.3 (k)


                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1, dated as of April 11, 2001 (this "Amendment"), to the Patent and Trademark Security Agreement, dated as of May 6, 1997, made by TELEX COMMUNICATIONS, INC., a Delaware Corporation (the "Grantor") in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") under the Credit Agreement, dated as of May 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Morgan Stanley Senior Funding, Inc., as documentation agent for the Lenders.

                              W I T N E S S E T H :

                  WHEREAS, the Grantor, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have made extensions of credit to, or for the benefit of the Borrower;

                  WHEREAS, in connection with the Credit Agreement, the Grantor has entered into the Patent and Trademark Security Agreement in favor of the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Grantor has agreed to amend certain schedules annexed to the Patent and Trademark Security Agreement as set forth in this Amendment.

                  NOW, THEREFORE, IT IS AGREED:

                  1. Defined Terms. As used in this Amendment, capitalized terms that are used herein without being defined shall have the meaning assigned thereto in the Patent and Trademark Security Agreement.

                  2. Amendment to Schedule I. Schedule I to the Patent and Trademark Security Agreement is hereby amended by deleting Schedule I in its entirety and inserting in lieu thereof the new Schedule I annexed hereto as Exhibit A.

                  3. Amendment to Schedule II. Schedule II to the Patent and Trademark Security Agreement is hereby amended by deleting Schedule II in its entirety and inserting in lieu thereof the new Schedule II annexed hereto as Exhibit B.

                  4. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above (the "Amendment Effective Date") following the date on which the Administrative Agent shall have received a counterpart of this Amendment duly executed by the Grantor.

                  5. General.

                           (a) Representation and Warranties. In order to induce
the Administrative Agent to enter into this Amendment, the Grantor hereby represents and warrants to the Administrative Agent that the representations and warranties of the Grantor contained in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date


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(after giving effect hereto) as if made on and as of the Amendment Effective
Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Patent and Trademark Security Agreement" in any Loan Document shall be and are deemed to mean the Patent and Trademark Security Agreement as amended hereby.

                           (b) Payment of Expenses. The Grantor agrees to pay or
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                           (c) Counterparts. This Amendment may be executed in
two or more counterparts (including by facsimile transmission), each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                           (d) Headings. Section headings used in this Amendment
are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

                           (e) Continuing Effect of Loan Documents. This
Amendment shall not constitute an amendment or waiver of any other provision of the Patent and Trademark Security Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Grantor that would require a waiver or consent of the Required Lenders or Lenders, as the case may be, or the Administrative Agent. Except as expressly amended, modified and supplemented hereby, the provisions of the Patent and Trademark Security Agreement and the other Loan Documents are and shall remain in full force and effect.

                           (f) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                  [END OF TEXT]




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                  IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.


                                            TELEX COMMUNICATIONS, INC.


                                            By:   /s/ Richard J. Pearson
                                                  ------------------------------
                                                  Title: Vice President and
                                                         Chief Financial Officer



























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Acknowledged and Agreed to as
of date hereof by:

THE CHASE MANHATTAN BANK, as
Administrative Agent


By:    Craig T. Moore
       -------------------------
Title: Managing Director